VERSATECH, INC.

                 WRITTEN CONSENT IN LIEU OF A
           SPECIAL MEETING OF THE BOARD OF DIRECTORS

                      September 29, 2000

     In lieu of a Special Meeting of the Board of Directors of VersaTech, Inc., a Nevada corporation, (the "Corporation"), the
Directors of the Corporation agree to the following resolutions:

Authorization and Approval to Issue Shares and File Form S-8
------------------------------------------------------------

     RESOLVED, That the Board of Directors of the Corporation shall and hereby do authorize its officers of the Corporation to issue, or cause to be issued, an aggregate of 332,910 shares to the following employees and consultants to the Corporation in exchange for services rendered to the Corporation, such shares to be registered with the Securities and Exchange Commission under the Securities Act of 1933, by filing a Form S-8, the form of which is attached hereto, be and the same hereby is, in all respects, authorized, approved, ratified and confirmed. Each of the listed individuals has provided bona-fide services to the company which are not connected in any manner to the offer or sale of a security in a capital raising transaction and which did not, either directly or indirectly, promote or maintain a market for VersaTech's securities.

     Employee or Consultant             Number of Shares
     ----------------------             ----------------

     Robert Orswell                     18,000
     Gary Stafford                      24,000
     Donald Bowens                      16,000
     Ronald Meredith                    104,000
     Michael J. Daily                   64,170
     Steve Krakonchuk                   59,740
     Steve Kaplan                       20,000
     Dorian Verizzo                     27,000

    The Directors, by signing this consent, waive notice of the time, place and purpose of the Special Meeting of the Board of Directors and agree to the transaction of the business of the Special Meeting by written consent of the Board of Directors in lieu of such Special Meeting, such written consent to be effective as of the date first above-written. This consent may be executed in two or more counterparts.

APPROVED: DIRECTORS


/s/ MICHAEL J. DAILY                    /s/ STEVE KRAKONCHUK
Michael J. Daily                        Steve Krakonchuk



/s/ RONALD W. MEREDITH                  /s/ GARY STAFFORD
Ronald W. Meredith                      Gary Stafford

                      CERTIFICATE OF SECRETARY
                                 OF
                           VERSATECH, INC.
                                 FOR
                     WRITTEN CONSENT IN LIEU OF
             A SPECIAL MEETING OF THE BOARD OF DIRECTORS

     I, Michael J. Daily, Secretary of VersaTech, Inc., (the
"Corporation"), hereby certify that I am the duly-elected Secretary of the Corporation and that as such Secretary, that the foregoing resolution contained in the attached minutes, dated September 27, 2000, a consent of the Board of Directors in lieu of a Special Meeting of the Board of Directors.

     IN WITNESS WHEREOF, I have signed this Certificate to be effective as of the 29th day of September, 2000.


                                    /s/ MICHAEL J. DAILY
                                    Michael J. Daily, Secretary